Exhibit 10.2(29)

AMENDMENT NO. 33

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974; and

WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 32; and

WHEREAS, Motor Cargo became a wholly owned indirect subsidiary of United Parcel Service, Inc. on August 5, 2005 pursuant to an agreement of merger among United Parcel Service, Inc., Olympic Merger Sub, Inc. and Overnite Corporation dated as of May 25, 2005 (the “Merger”); and

WHEREAS, as a result of the Merger, UPS desires to merge the assets and liabilities attributable to participants of the Pension Plan for Employees of Motor Cargo whose terms and conditions of employment are not governed by a collective bargaining agreement to which Motor Cargo is a party with and into the Plan effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005, as follows:

1. The assets and liabilities attributable to participants of the Pension Plan for Employees of Motor Cargo whose terms and conditions of employment are not governed by a collective bargaining agreement as of December 31, 2005 and who were employed by Motor Cargo on such date and terminated vested participants whose terms and conditions of employment were, as of their most recent termination date, not governed by a collective bargaining agreement, shall be transferred into the UPS Retirement Plan, effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005.

2. Appendix G, Employer Companies, is hereby amended to add Motor Cargo to the list of Employer Companies with an effective date of January 1, 2006.

3. The Plan is hereby amended to add Appendix K to the Plan effective as of January 1, 2006.

4. Except as otherwise expressly amended herein, the Plan as in effect immediately before this Amendment No. 33 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on December 20th, 2005, has caused this Amendment No. 33 to be adopted.

ATTEST:	UNITED PARCEL SERVICE
OF AMERICA, INC.

/s/ Allen E. Hill	/s/ Michael L. Eskew
Allen E. Hill	Michael L. Eskew
Secretary	Chairman

2

EXECUTION COPY

UPS RETIREMENT PLAN

APPENDIX K

MOTOR CARGO EMPLOYEE BENEFIT SCHEDULE

EFFECTIVE JANUARY 1, 2006

The provisions of this Appendix K will apply only to that period of employment during which an individual is a Motor Cargo Employee (as defined below).

Except as provided for in this Appendix K, a Motor Cargo Employee shall not accrue benefits under any other provisions of this Plan during the period he or she is a Motor Cargo Employee even if such Motor Cargo Employee is performing services for an employer other than Motor Cargo. If a Motor Cargo Employee is entitled to benefits under the Plan for any period before he or she became a Motor Cargo Employee or for any period after he or she ceases to be a Motor Cargo Employee, such benefits, if any, will be determined under Plan provisions other than this Appendix K.

References to Articles and Sections are to Articles and Sections of this Appendix K unless otherwise expressly indicated. This Appendix K is effective for Plan Years beginning on and after January 1, 2006.

ARTICLE I

DEFINITIONS

Wherever used herein or in the main text of the Plan with respect to a Motor Cargo Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix K or in the main text of the Plan is not defined herein, it will have the same meaning assigned to such term in the main text of the Plan.

SECTION 1.1. - “Accrued Benefit” means the annual amount of a Motor Cargo Participant’s benefit as determined in Section 5.2(a) payable on his or her Normal Retirement Date in the Normal Form described in Section 5.3(c)(2) of the main text of the Plan for a single Participant (a single life annuity).

SECTION 1.2. - “Actuarial Equivalent” means for purposes of determining the benefit payable in an optional form of benefit as of an Annuity Starting Date occurring on or after January 1, 2006 (other than the Present Value of a benefit as described in Section 1.1 (hh) of the main text of the Plan) (an “Optional Form”), a benefit having in the aggregate equality in value to the amounts expected to be received under the Normal Form of benefit payment for a single Participant based on the following factors:

(a) For a Grandfathered Motor Cargo Participant,

(1) with respect to an Optional Form other than a Single Life Annuity with 120 Month Guarantee (as described in Section 5.3(f) of the main text of the Plan), the factors described in (i) or (ii), whichever produces the greater benefit, where (i) is the factors described in Section 1.1(v)(1) of the main text of the Plan and (ii) is an interest rate of 8% and the UP 1984 Unisex Pension Mortality Table; and

(2) with respect to the Single Life Annuity with 120 Month Guarantee, the factors described in Section 1.1(v)(1) of the main text of the Plan; and

(b) For a Motor Cargo Participant (other than a Grandfathered Motor Cargo Participant) with respect to any Optional Form, the factors described in Section 1.1(v)(1) of the main text of the Plan.

SECTION 1.3. - “Applicable Interest Rate” means the interest rate described in Section 1.1(ff`) of the main text of the Plan; provided, however, that for a Grandfathered Motor Cargo Participant, lump sum benefits paid on or after January 1, 2006 and before January 1, 2007, the Applicable Interest Rate means the lesser of (a) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the November preceding the calendar year that includes the date the distribution is made or (b) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the month of August preceding the calendar year that includes the date the distribution is made.

SECTION 1.4. - “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Section 417(e) of the Code.

SECTION 1.5. - “Benefit Service” means (a) for periods before January 1, 2006, each “year of service” for benefit accrual purposes completed under the Motor Cargo Plan and (b) effective January 1, 2006, each year of Benefit Service as defined in the main text of the Plan.

SECTION 1.6. - “Disabled Participant” means a Motor Cargo Participant who terminated employment with all Employer Companies and Related Employers due to Total Disability.

SECTION 1.7. - “Early Retirement Date” means

(a) For a Motor Cargo Employee who participated in the Motor Cargo Plan prior to January 1, 2006, the first day of any calendar month coincident with or next following his or her attainment of age 55 and the completion of at least 5 Years of Vesting Service;

(b) For a Motor Cargo Employee who first becomes a Motor Cargo Participant on or after January 1, 2006, the first day of any calendar month coincident with or next following his or her attainment of age 55 and the completion of at least 10 Years of Service.

SECTION 1.8. - “Grandfathered Motor Cargo Participant” means a Motor Cargo Participant who was a participant in the Motor Cargo Plan on December 31, 2005.

SECTION 1.9. - “Hour of Service” means for Plan Years beginning before 2006, an “hour of service” as described in Section 1.27 of the Motor Cargo Plan and for Plan Years

beginning on or after January 1, 2006, an “Hour of Service” as described in Section 1.1(n) of the main text of the Plan.

SECTION 1.10. - “Motor Cargo Early Retirement Benefit” means the benefit described in Section 5.2(b).

SECTION 1.11. - “Motor Cargo Employee” means (a) when used with reference to any Plan Year before 2006, an “employee” as defined in Section 1.07 of the Motor Cargo Plan and (b) when used with reference to any Plan Year beginning on or after January 1, 2006, an Employee (as defined in the main text of the Plan, without regard to the second paragraph of such definition) employed by Motor Cargo who has an Hour of Service with Motor Cargo on or after January 1, 2006 and who is not a participant in or covered under any other qualified defined benefit plan to which Motor Cargo currently makes contributions on his or her behalf. Under no circumstances will an individual who performs services for Motor Cargo, but who is not classified on the payroll as an employee of Motor Cargo, for example, an individual performing services for Motor Cargo under a leasing arrangement, be treated as a Motor Cargo Employee even if such individual is treated as an employee of Motor Cargo as a result of common law principles, co-employment principles or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for Motor Cargo is retroactively reclassified as an employee of Motor Cargo for any reason, such reclassified individual shall not be treated as a Motor Cargo Employee eligible to participate in the Plan for any period prior to, on or after the date such reclassification except as determined by the Trustees.

SECTION 1.12. - “Motor Cargo Participant” means depending on the context, a Motor Cargo Employee who was a participant in the Motor Cargo Plan or has satisfied the participation requirements of Article II, other than, effective January 1, 2006, any Motor Cargo Employee whose terms and conditions of employment are subject to a collective bargaining agreement, unless such agreement expressly provides for the eligibility of such person to participate in this Plan.

SECTION 1.13. - “Motor Cargo Plan” means the Pension Plan for Employees of Motor Cargo as in effect on December 31, 2005.

SECTION 1.14. - “Normal Form” means the annuity benefit forms described in Section 5.3(a) of the main text of the Plan.

SECTION 1.15. - “Normal Retirement Age” means:

(a) for a Motor Cargo Employee who participated in the Motor Cargo Plan prior to January 1, 2006, his or her attainment of age 65;

(b) for a Motor Cargo Employee who first becomes a Motor Cargo Participant on or after January 1, 2006, the later of (1) the Motor Cargo Participant’s attainment of age 65 or (2) the Motor Cargo Participant’s completion of 5 Years of Service or, if earlier, the fifth anniversary of his or her participation in this Plan.

SECTION 1.16. - “Normal Retirement Date” means the first day of the calendar month coincident with or next following a Participant’s Normal Retirement Age.

SECTION 1.17. - “Total Disability” or “Totally Disabled” means:

(a) for the period beginning January 1, 2006 through, but not including, July 1, 2006, a disability due to bodily injury or physical or mental disease which renders a Motor Cargo Participant eligible for disability benefits under the federal Social Security Act.

(b) for periods on or after July 1, 2006 “totally disabled” for purposes of the UPS Income Protection Plan, or a successor long term disability plan.

SECTION 1.18. - “Year of Vesting Service” means the sum of:

(a) each full “year of service” (as defined in § 8.06 of the Motor Cargo Plan) completed on or before December 31, 2005, other than service that is disregarded under Section 8.08 of the Motor Cargo Plan;

(b) each Year of Service as defined in the main text of the Plan completed after December 31, 2005, other than service that is disregarded under Section 6.2 of the main text of the Plan.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

SECTION 2.1. - Eligibility Requirements. Each Grandfathered Motor Cargo Participant shall become a Motor Cargo Participant as of January 1, 2006. Each other Motor Cargo Employee shall become a Motor Cargo Participant in accordance with the eligibility requirements of Article II of the main text of the Plan on and after January 1, 2006, taking into account his or her Hours of Service completed before January 1, 2006.

ARTICLE III

FUNDING

[See Main Text of Plan]

ARTICLE IV

ELIGIBILITY FOR BENEFITS

Section 4.1. General. Sections 4.1 through 4.4 of Article IV of the main text of the Plan shall apply to all Motor Cargo Participants, except that references to Article V and to Section 5.2 shall be to Article V and Section 5.2 of this Appendix K. Sections 4.5 through 4.7 shall not apply to any Motor Cargo Participant who is determined to be Totally Disabled as of any date before July 1, 2006, but shall apply to any Motor Cargo Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006.

ARTICLE V

AMOUNT AND PAYMENT OF BENEFITS

Section 5.1. Benefits Limited by Plan Provisions in Effect. The benefit to which a Motor Cargo Participant is entitled, and the form in which such benefit will be paid, shall be determined by the provisions of this Appendix K. This Article V shall apply to Motor Cargo Participants in lieu of Sections 5.1 (Benefits Limited by Plan Provisions in Effect; Retiree Benefit Increases), 5.2 (Benefit Amounts), 5.2A (Formulas), 5.6 (Benefit Payments Under Other Plans and Programs), 5.7(a) (Minimum Benefit for Participation as of the Effective Date), 5.11 (Suspension of Benefits) and 5.14 (UPS Aviation Technologies, Inc. Employees) of the main text of the Plan while he or she is a Motor Cargo Employee. Notwithstanding the forgoing, the last two sentences of 5.3(g) of the main text of the Plan shall not apply to a Grandfathered Motor Cargo Participant. Section 5.4 of the main text of the Plan (Disability Benefit) shall not apply to any Motor Cargo Participant who is determined to be Totally Disabled as of any date before July 1, 2006, but shall apply to any Motor Cargo Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006. Any benefit paid under this Appendix K shall be subject to Sections 5.7(b) (Maximum Benefits), 5.8 (Limitations Regarding time of Payment of Benefits), 5.9 (Designation of Beneficiary), 5.10 (Final Payment to Participant or Beneficiary), 5.12 (Withholding of Income Tax) and 5.13 (Direct Rollover) of the main text of the Plan.

Section 5.2. Benefit Amounts.

(a) Normal Retirement Benefit. A Motor Cargo Participant who has a termination of employment with all Employer Companies and Related Employers on his or her Normal Retirement Date, shall be entitled to receive his or her retirement benefit, as determined in paragraphs (1) and (2):

(1) Benefit Formula. Subject to paragraph (2), the annual benefit of a Motor Cargo Participant shall equal the sum of (i) and (ii), when (i) and (ii) equal:

(i) the Motor Cargo Participant’s annual benefit accrued under the Motor Cargo Plan as of December 31, 2005;

(ii) for each calendar year beginning after December 31, 2005, an annual benefit determined by multiplying the Motor Cargo Participant’s years of Benefit Service completed after December 31, 2005 by $240.00.

(2) In no event shall the retirement benefit of a Motor Cargo Participant who does not complete an Hour of Service after December 31, 2005 be based on more than 25 consecutive “years of service” as defined in the Motor Cargo Plan. Additionally, the benefit of a Motor Cargo Participant who completes an Hour of Service on or after January 1, 2006, shall not be based on more than 30 years of Benefit Service.

(3) Commencement at Normal Retirement Age. A Grandfathered Motor Cargo Participant who has attained Normal Retirement Age may elect to commence payment of his or her Accrued Benefit even if he or she has not terminated employment with all Employer Companies and Related Employers.

(b) Early Retirement Benefit.

(1) Normal Commencement. A Motor Cargo Participant who terminates employment with all Employer Companies and Related Employers on or after his or her earliest Early Retirement Date but before his or her Normal Retirement Date shall be entitled to begin receiving his or her Accrued Benefit, determined as of such employment termination, as of his or her Normal Retirement Date.

(2) Early Commencement. A Motor Cargo Participant who is eligible to receive his or her Accrued Benefit as described in Section 5.2(b)(1) may elect to begin receiving such benefit upon any Early Retirement Date, provided that the Accrued Benefit is reduced for early commencement by .375% for each month by which his or her Early Retirement Date precedes his or her Normal Retirement Date.

(c) Deferred Vested Benefit.

(1) Normal Commencement. A Motor Cargo Participant who terminates employment with all Employer Companies and Related Employers after he or she is fully vested will be entitled to begin receiving his or her Accrued Benefit upon attaining his or her Normal Retirement Date.

(2) Early Commencement. A Motor Cargo Participant who is eligible to receive his or her Motor Cargo Early Retirement Benefit as described in Section 5.2(b) may commence such benefit as of the first day of any calendar month on or after he or she terminates employment with all Employer Companies and Related Employers and reaches age 55 but before his or her Normal Retirement Date, which benefit shall be determined as described in Section 5.2(b)(2).

(d) Postponed Retirement Benefit. A Motor Cargo Participant who terminates employment with all Employer Companies and Related Employers after his or her Normal Retirement Date shall be entitled to a benefit commencing as of his or her Postponed Retirement Date that is the Actuarial Equivalent of the Motor Cargo Participant’s Accrued Benefit payable as of the later of Normal Retirement Date or the last day of the prior Plan Year. A Motor Cargo Participant’s Accrued Benefit as of the end of each Plan Year following his or her Normal Retirement Date is the greater of: (1) his or her Accrued Benefit taking into account benefits accrued after his or her Normal Retirement Date or (2) the Accrued Benefit, determined as of the later of Normal Retirement Date or the end of the prior Plan Year, actuarially adjusted for late retirement.

Section 5.3. Form of Benefit Payment.

(a) Optional Forms. The Accrued Benefit payable to a Motor Cargo Participant will be paid in accordance with Section 5.3 of the main text of the Plan. In addition to the optional forms of benefit available under Section 5.3(f) of the main text of the Plan, a Motor Cargo Participant who was a participant in the Motor Cargo Plan on December 31, 2005 may elect, as an optional form of benefit, a five year certain and life annuity for his or her entire Accrued Benefit. For purposes of applying Section 5.3 of the main text of the Plan, the terms Actuarial Equivalent and Applicable Interest Rate shall have the meaning assigned to such terms in this Appendix K.

(b) Lump Sum Payment A Motor Cargo Participant who terminated employment with Motor Cargo on or after March 28, 2005 but prior to January 1, 2006 may elect to receive his or her Accrued Benefit payable under Section 5.3 in a cash lump sum as soon as practicable after his or termination of employment if the Present Value of such benefit is at least $1,000 but does not exceed $5,000. If a Motor Cargo Participant’s (other than a Grandfathered Motor Cargo Participant’s) benefit is cashed out pursuant to this Section 5.3(b) or Section 6.1, service associated with such cash-out shall be disregarded for purposes of the Plan; provided, however, that such service shall be counted in determining the Employee’s Year of Vesting Service and years of Benefit Service if, upon reemployment, the distribution is repaid by the Motor Cargo Employee to the Trustees, together with interest at 5% or such other rate as may in the future be established or otherwise made effective by regulation or administration action implementing Sections 204(c)(2)(C) and 204(e) or ERISA.

Section 5.4. Disability Benefit.

(a) Before July 1, 2006. Each Motor Cargo Participant who has completed at least 5 years of Vesting Service and has a Total Disability before age 55 and before July 1, 2006 shall be entitled to an immediate disability benefit equal to 55% of the Motor Cargo Participant’s vested Accrued Benefit commencing on the first day of the month coincident with or next following his or her Total Disability and ending on the date he or she ceases to be a Disabled Participant. The disability benefit provided by this Section 5.4 shall be paid in the Normal Form or in any form elected by the Participant under Section 5.3.

A Disabled Participant shall cease to be such if and when:

(i) he or she reaches age 55;

(ii) he or she ceases to suffer from Total Disability; or

(iii) he or she dies.

When a Disabled Participant reaches age 55, the provisions of Section 5.2(b) shall apply. Notwithstanding the previous sentence, if the disability benefit payable under this Section 5.4 is more valuable than the Motor Cargo Early Retirement Benefit, the disability benefit shall continue to be paid to the Motor Cargo Participant upon attaining his or her earliest Early Retirement Date in lieu of the Motor Cargo Early Retirement Benefit.

The Trustee may require a Motor Cargo Participant to submit evidence of his or her continued eligibility for a disability benefit on a semi-annual basis. In the event a disabled Motor Cargo Participant refuses or fails to submit such evidence of continued disability, the Trustees will discontinue the disability benefit payments until the Motor Cargo Participant does submit satisfactory evidence of his or her continued disability. No disability benefit shall be paid under this Section 5.4 pending a determination of Total Disability by the Social Security Administration.

(b) After June 30, 2006. Each Motor Cargo Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006 shall be eligible to receive the disability retirement benefit described in Section 5.4 of the main text of the Plan.

Section 5.5 Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit. Each vested Motor Cargo Participant shall have the Qualified Joint and Survivor (Husband and Wife) Benefit as described in Section 5.3 of the main text of the Plan effective for the benefit of his or her spouse so that if such Participant dies prior to his or her Annuity Starting Date his or her spouse will be entitled to receive a Preretirement Survivor Benefit as described in Section 5.5 of the main text of the Plan based on his or her Accrued Benefit described in this Appendix K and determined without regard to Section 5.5(c) of the main text of the Plan.

Section 5.6 Benefit Payments Under Other Plans and Programs. The benefits otherwise provided in this Appendix K and accrued after December 31, 2005 shall be reduced in the case of any Motor Cargo Participant, Disabled Participant or beneficiary, by the amount of any benefits payable to such Motor Cargo Participant, Disabled Participant, or beneficiary under any other non-government pension or retirement plan or program to which contributions have been made by an Employer Company on behalf of such person or under which service with an Employer Company is counted in calculating benefits, except the UPS Savings Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan, to the extent that such benefits payable under such other plan or program are based on a period of time included in the calculation of years of Benefit Service, for purposes of this Appendix K and are not attributable to contributions made to such other plan or program by the Motor Cargo Participant or Disabled Participant.

If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer Company by reason of the benefits payable to a Motor Cargo Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Motor Cargo Participant last participated, and if he or she participated in more than one such other plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Motor Cargo Participant or Disabled Participant first participated.

If the Motor Cargo Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction hereunder shall be based on actuarially equivalent forms of benefit.

ARTICLE VI

VESTING

Section 6.1. General. Each Grandfathered Motor Cargo Participant shall be fully vested in his or her Accrued Benefit upon:

(c) attainment of his or her Normal Retirement Age;

(d) completion of 5 Years of Vesting Service; or

(e) his or her termination of employment due to death.

For each Motor Cargo Employee who first becomes a Motor Cargo Participant on or after January 1, 2006, the provisions of Article VI of the main text of the Plan will apply for purposes of vesting.

ARTICLES VII -XI

MISCELLANEOUS

Section 7.1. General. The provisions of Article VII (Amendment, Modification and Termination; Merger), Article VIII (Investments), Article IX (Administrative Committee), as modified by Section 9.4 below, Article X (General Provisions) (other than Section 10.12, Former Rollins Employees), and Article XI (Top-Heavy Provisions) shall apply to Motor Cargo Participants and the benefits accrued under this Appendix K.

ARTICLE XII

RETIREE MEDICAL BENEFITS

Section 12.1. General. Article XII of the main text of the Plan shall not apply to any Motor Cargo Participant.